EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We have issued our report dated January 21, 1997, accompanying the consolidated statements of income, changes in stockholders' equity and cash flows of First National Community Bank and Subsidiary for the year ended December 31, 1996, which are included in the Registration Statement and prospectus. We consent to the inclusion of the aforementioned report in Pre-Effective Amendment No. 1 to Registration Statement No. 333-86249 on Form S-1 and prospectus and to the use of our name as it appears under the caption "Experts."



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                                                ROBERT ROSSI & CO.
                                            /s/ Robert Rossi & Co.

Olyphant, Pennsylvania
October 14, 1999